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Following is a list of the Company's Subsidiaries as of December 31, 2000:

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                                             Other Name Under
                                             Which Subsidiary              Jurisdiction of
Name of Subsidiary                           Conducts Business              Incorporation
------------------                           -----------------              -------------

Worldwide Marketing Services, Inc.                None                         Texas
CYNET Interactive, LLC                            None                         Texas

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